EXHIBIT 99.1
                                                                  ------------


Contact:   BKF Capital Group, Inc.              Kekst and Company
           Norris Nissim                        Mark Semer or Jim Fingeroth
           212-332-8437                         212-521-4800


         BKF ASSET MANAGEMENT ANTICIPATES THE DEPARTURE OF ONE OF ITS
                         ALTERNATIVE INVESTMENT TEAMS

NEW YORK, NY - APRIL 3, 2006 - Two senior portfolio managers at BKF Capital Group, Inc. (NYSE:BKF) have informed BKF that they intend to cause the liquidation of certain portfolios pursuant to their existing agreement with BKF. BKF strategies managed by other BKF managers will not be affected. BKF anticipates that substantial completion of the liquidation of these portfolios will occur by April 20, 2006, at which time BKF expects that the senior managers--Seth Turkeltaub and Richard Lodewick--will cease working for BKF. Accounts managed by these two managers generated approximately 20.4% of the Company's revenues in 2005, and assets under management in the strategies managed by the team were approximately $615 million as of February 28, 2006. In 2005, the Company also liquidated its event driven portfolios, which generated approximately 41.3% of the Company's 2005 revenues, and experienced a decline in the assets under management of its long-only strategies of approximately $6.0 billion (or 62%).

John C. Siciliano, President and Chief Executive Officer, stated: "Turkeltaub and Lodewick gave us notice of their decision following negotiations with BKF that failed to result in agreement on new long term compensation arrangements. While disappointed that we were unable to reach agreement, BKF remains committed to offering alternative investment strategies to our clients, and we are continuing with our efforts to hire quality investment professionals."

BKF Capital Group operates primarily through its subsidiary BKF Asset Management, Inc., a New York-based investment management firm. Clients include endowments, foundations, pension and profit-sharing plans, registered investment funds and other financial intermediaries. As of December 31, 2005, the firm had approximately $4.5 billion in assets under management.

This press release contains certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of BKF and statements preceded by, followed by or that include the words "may," "believes," "expects," "anticipates," or the negation thereof, or similar expressions, which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). For those statements, BKF claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are based on BKF's current expectations and are susceptible to a number of risks, uncertainties and other factors, and BKF's actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include the following: retention and ability of qualified personnel; the performance of the securities markets and of value stocks in particular; the investment performance of client accounts; the retention of significant client and/or distribution relationships; competition; the existence or absence of adverse publicity; changes in business strategy; quality of management; availability, terms and deployment of capital; business abilities and judgment of personnel; labor and employee benefit costs; changes in, or failure to comply with, government regulations; the costs and other effects of legal and administrative proceedings; and other risks and uncertainties referred to in this document and in BKF's other current and periodic filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond BKF's control. BKF will not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. In addition, it is BKF's policy generally not to make any specific projections as to future earnings, and BKF does not endorse any projections regarding future performance that may be made by third parties.